UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2018

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of Precipio, Inc. (the “Company”) held on January 30, 2018 (the “Special Meeting”), the stockholders of the Company voted to:

1.	approve, for purposes of complying with applicable NASDAQ Listing Rules, (i) the potential issuance of more than 20% of the Company’s common stock (“Common Stock”) pursuant to the Company’s November 2017 registered direct offering of the Company’s Series C Convertible Preferred Stock (“Series C Preferred Stock”) and warrants to purchase Common Stock (“Warrants”) and (ii) the terms of the Series C Preferred Stock and Warrants; and

2.	approve an amendment and restatement of the Company’s 2017 Stock Option and Incentive Plan (the “2017 Plan”) to:

a.	increase the aggregate number of shares authorized for issuance under the 2017 Plan by 5,389,500 shares to 6,056,166 shares;

b.	increase the maximum number of shares that may be granted in the form of stock options or stock appreciation rights to any one individual in any one calendar year and the maximum number of shares underlying any award intended to qualify as “performance-based compensation” to any one individual in any performance cycle, in each case to 1,000,000 shares of Common Stock;

c.	increase the aggregate number of shares authorized for issuance under the 2017 Plan as incentive stock options to 6,056,166 shares, cumulatively increased on January 1, 2019 and on each January 1 thereafter by the lesser of the annual increase for such year or 500,000 shares; and

d.	add an “evergreen” provision, pursuant to which the aggregate number of shares authorized for issuance under the 2017 Plan will be automatically increased each year beginning on January 1, 2019 by 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares determined by the Company’s Board of Directors or Compensation Committee.

The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on December 29, 2017.

The number of shares of Common Stock entitled to vote at the Special Meeting was 10,171,620. The number of shares of Common Stock present or represented by valid proxy at the Special Meeting was 6,549,979. All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved.

The votes cast with respect to each matter voted upon are set forth below.

Proposal 1: Approve the Issuance of Securities in Connection with a Registered Direct Offering

Votes For	Votes Against	Abstentions
6,491,441	45,074	13,464

Proposal 2: Approve the Amendment and Restatement of the 2017 Stock Option and Incentive Plan

Votes For	Votes Against	Abstentions
4,922,563	1,613,507	13,909

Item 8.01	Other Events

The Company has received a letter from Crede Capital Group LLC (“Crede”) claiming that, in connection with an investment in Transgenomic, Inc., the predecessor of the Company, the Company owes Crede approximately $1.8 million.  Crede has claimed that the Company must pay that amount or agree to a settlement, or litigation will be filed which seeks the amount owed and attorney’s fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: January 31, 2018